UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
July 2, 2007
TASER International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16391 (Commission File Number)	86-0741227 (IRS Employer Identification No.)
17800 N. 85th St.
Scottsdale, Arizona 85255
(Address of principal executive offices, including zip code)
(480) 991-0797
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On July 2, 2007, TASER International, Inc. (the “Company”) entered into a contract with ATS Automation Tooling Systems Inc. (“ATS”) for the purchase of equipment at a cost of approximately $7.8 million. The equipment is expected to be delivered to and installed at the Company’s facility in 2008.
Item 2.02 Results of Operations and Financial Condition
     The information pursuant to Item 2.02 in this report on Form 8-K is being furnished as contemplated by General Instruction B(2) to Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.
     On July 23, 2007, TASER International, Inc. (the “Company”) issued a press release regarding the Company’s financial results for its fiscal quarter ended June 30, 2007. The full text of the press release, together with the unaudited statements of income, balance sheets and selected statements of cashflows information are attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.
99.1	Text of press Release dated July 23, 2007 titled “TASER International, Inc. Reports Record Revenue of $25.9 Million.”

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 23, 2007	TASER International, Inc.
	By:	/s/ DANIEL BEHRENDT
Daniel Behrendt
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description of Document
99.1	Text of press Release dated July 23, 2007 titled “TASER International, Inc. Reports Record Revenue of $25.9 Million.”